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                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Charles E. Smith Residential Realty L.P.

We have audited the accompanying statement of revenues and certain expenses of Lincoln Towers ("the Property") for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Charles E. Smith Residential Realty L.P. Material amounts, described in Note 1 to the statement of revenue and certain expenses, that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenues and expenses of this property.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Lincoln Towers for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


                                        /s/ ARTHUR ANDERSEN LLP

                                            ARTHUR ANDERSEN LLP


Washington, D.C.,
October 17, 1997